Exhibit 99.1

Performant Financial Corporation Announces Financial Results for Third Quarter 2016
Recently Awarded New Contracts from CMS and IRS

Livermore, Calif., November 3, 2016 - Performant Financial Corporation (Nasdaq: PFMT), a leading provider of technology-enabled recovery and related analytics services in the United States, today reported the following financial results for its third quarter ended September 30, 2016:

Third Quarter Financial Highlights

•	Total revenues of $31.2 million, compared to revenues of $38.5 million in the prior year period, down 19.0%

•	Net loss of $0.7 million, or $(0.01) per diluted share, compared to a net loss of $0.3 million, or $(0.01) per diluted share, in the prior year period

•	Adjusted EBITDA of $4.7 million, compared to adjusted EBITDA of $6.5 million in the prior year period

•	Adjusted net income of $0.8 million, or $0.02 per diluted share, compared to an adjusted net income of $0.8 million or $0.02 per diluted share in the prior year period

Third Quarter 2016 Results

“We reported another solid quarter of adjusted EBITDA results, despite the headwinds generated from the absence of placements from the Department of Education during its transition to a new contract and the decision by the Centers for Medicare and Medicaid to pause its RAC program while it closes out the old contract. As it relates to the outstanding contract awards with the Department of Education, we have maintained an ongoing dialog and remain confident that we are well positioned to be among the companies receiving a new contract award,” said Lisa Im, Performant Financial’s Chief Executive Officer.

Student lending revenues in the third quarter were $23.8 million, a decrease of 16.6% from $28.5 million in the prior year period. The U.S. Department of Education and Guaranty Agencies accounted for revenues of $3.9 million and $19.9 million, respectively, in the third quarter of 2016, compared to $6.0 million and $22.5 million in the prior year period. Student loan placement volume (defined below) during the quarter totaled $0.7 billion, compared to $0.5 billion in the prior year period. This figure reflects a 28% uptick in placements from Guaranty Agencies.

Healthcare revenues in the third quarter were $3.0 million, down from $5.1 million in the prior year period, as the Company's healthcare revenues continue to be adversely affected by the limitations on the scope of recovery activities and wind down of the current contract that have been imposed during the Centers for Medicare and Medicaid Services ("CMS") contract transition. Medicare audit recovery revenues were $1.7 million in the third quarter, a decline of $1.8 million from the prior year period. Commercial healthcare clients contributed revenues of $1.3 million, a decrease of $0.3 million from the prior year period.

Other revenues in the third quarter were $4.4 million, down from $4.9 million in the prior year period.

As of September 30, 2016, the Company had cash and cash equivalents of approximately $48.3 million.

New Contract Awards

“We are very fortunate and excited to be able to announce that CMS recently awarded Performant two regions under its Medicare Fee-for-Service Recovery Audit Program contract, which includes Region 1, the reconstructed Northeast Region and Region 5, the newly created National Durable Medical Equipment and Home Health region. We believe this dual award is a reflection of the hard work and dedication of our employees, as well as our ability to work effectively with all of our hospital partners, and we look forward to continuing our relationship with CMS," commented Im.

"Additionally, in September, the Internal Revenue Service announced that Performant was selected as a contractor on a new initiative to collect, on the government’s behalf, outstanding inactive tax receivables. Work under the new contract is anticipated to begin during Spring 2017 and is expected to have a favorable impact on our fiscal 2017 revenue,” stated Im.

Business Outlook

Im continued, “As to the current fiscal year, we are reiterating our 2016 revenue range of $135 million to $145 million and increasing our adjusted EBITDA range to $22 million to $25 million from $18 million to $22 million.”

Terms used in this Press Release

Student Loan Placement Volume refers to the dollar volume of defaulted student loans first placed with us during the specified period by public and private clients for recovery. Placement Volume allows us to measure and track trends in the amount of inventory our clients in the student lending market are placing with us during any period. The revenue associated with the recovery of a portion of these loans may be recognized in subsequent accounting periods, which assists management in estimating future revenues and in allocating resources necessary to address current Placement Volumes.

Earnings Conference Call

The Company will hold a conference call to discuss its third quarter results today at 5:00 p.m. Eastern. A live webcast of the call may be accessed on the Investor Relations section of the Company’s website at investors.performantcorp.com. The conference call is also available by dialing 855-327-6837 (domestic) or 778-327-3988 (international).

A replay of the call will be available on the Company's website or by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 10001870. The telephonic replay will be available approximately three hours after the call, through November 10, 2016.

About Performant Financial Corporation

Performant helps government and commercial organizations enhance revenue and contain costs by preventing, identifying and recovering waste, improper payments and defaulted assets. Performant is a leading provider of these services in several industries, including healthcare, student loans and government. Performant has been providing recovery audit services for more than nine years to both commercial and government clients, including serving as a Recovery Auditor for the Centers for Medicare and Medicaid Services.

Powered by a proprietary analytic platform and workflow technology, Performant also provides professional services related to the recovery effort, including reporting capabilities, support services, customer care and stakeholder training programs meant to mitigate future instances of improper payments. Founded in 1976, Performant is headquartered in Livermore, California.

Note Regarding Use of Non-GAAP Financial Measures

In this press release, to supplement our consolidated financial statements, the company presents adjusted EBITDA and adjusted net income. These measures are not in accordance with generally accepted accounting principles (GAAP) and accordingly reconciliations of adjusted EBITDA and adjusted net income to net income determined in accordance with GAAP are included in the “Reconciliation of Non-GAAP Results” table at the end of this press release. We have included adjusted EBITDA and adjusted net income in this press release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends and to prepare and approve our annual budget. Accordingly, we believe that adjusted EBITDA and adjusted net income provide useful information to investors and analysts in understanding and evaluating our operating results in the same manner as our management and board of directors. Our use of adjusted EBITDA and adjusted net income has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items, specifically interest, tax and depreciation and amortization expenses, equity-based compensation expense and certain other non-operating expenses, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be calculated differently from similarly titled non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial guidance for 2016 and our expectation that we will receive a new recovery contract award from the Department of Education. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, that our agreement with the Department of Education has expired and is currently subject to a rebidding process and there is no assurance that we will be successful in obtaining a new contract award; that the timing and scope of permitted recovery activity under our newly announced recovery contracts for the Medicare Fee-for-Service Recovery Audit Program and the Internal Revenue Service are uncertain; that we may need to incur significant expenses in connection with preparing to perform these new contracts and any new recovery contract award we may receive from the Department of Education; that our indebtedness and ability to comply with our financial covenants could adversely affect our business and financial condition; t the high level of revenue concentration among the Company's three largest customers; that many of the Company's customer contracts are subject to periodic renewal, are not exclusive and do not provide for committed business volumes; that the Company faces significant competition in all of its markets; that the U.S. federal government accounts for a significant portion of the Company's revenues; that future legislative and regulatory changes may have significant effects on the Company's business; failure of the Company's or third parties' operating systems and technology infrastructure could disrupt the operation of the Company's business; and the threat of breach of the Company's security measures or failure or unauthorized access to confidential data that the Company possesses. More information on potential factors that could affect the Company's financial condition and operating results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's annual report on Form 10-K for the year ended December 31, 2015 and subsequently filed reports on Forms 10-Q and 8-K. The forward-looking statements are made as of the date of this press release and the Company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations.

Contact Information
Richard Zubek
Investor Relations
925-960-4988
investors@performantcorp.com

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except per share amounts)

	September 30, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$48,302	$71,182
Restricted cash	7,507	—
Trade accounts receivable, net of allowance for doubtful accounts of $224 and $386, respectively	10,309	17,965
Deferred income taxes	7,734	7,170
Prepaid expenses and other current assets	12,878	12,933
Income tax receivable	658	—
Total current assets	87,388	109,250
Property, equipment, and leasehold improvements, net	23,740	25,515
Identifiable intangible assets, net	22,268	25,074
Goodwill	82,522	82,522
Other assets	157	179
Total assets	$216,075	$242,540
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of notes payable, net of unamortized debt issuance costs of $1,102 and $1,078, respectively	$12,422	$7,998
Accrued salaries and benefits	8,518	4,761
Accounts payable	1,081	929
Other current liabilities	2,979	5,615
Income Tax Payable	—	895
Estimated liability for appeals	19,556	19,118
Net payable to client	13,419	14,400
Total current liabilities	57,975	53,716
Notes payable, net of current portion and unamortized debt issuance costs of $472 and $1,038, respectively	50,955	84,144
Deferred income taxes	8,028	8,818
Other liabilities	1,776	2,006
Total liabilities	118,734	148,684
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized, 500,000 shares at September 30, 2016 and December 31, 2015; issued and outstanding 50,226 and 49,479 shares at September 30, 2016 and December 31, 2015, respectively	5	5
Additional paid-in capital	64,451	61,808
Retained earnings	32,885	32,043
Total stockholders’ equity	97,341	93,856
Total liabilities and stockholders’ equity	$216,075	$242,540

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues	$31,195	$38,506	$107,548	$118,327
Operating expenses:
Salaries and benefits	18,710	21,729	60,107	67,595
Other operating expenses	12,311	14,096	40,401	48,801
Total operating expenses	31,021	35,825	100,508	116,396
Income from operations	174	2,681	7,040	1,931
Interest expense	(1,863)	(2,137)	(6,136)	(6,800)
Income (loss) before provision for (benefit from) income taxes	(1,689)	544	904	(4,869)
Provision for (benefit from) income taxes	(974)	858	62	(879)
Net income (loss)	$(715)	$(314)	$842	$(3,990)
Net income (loss) per share
Basic	$(0.01)	$(0.01)	$0.02	$(0.08)
Diluted	$(0.01)	$(0.01)	$0.02	$(0.08)
Weighted average shares
Basic	50,200	49,436	49,974	49,394
Diluted	50,200	49,436	50,401	49,394

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
Cash flows from operating activities:	2016	2015
Net income (loss)	$842	$(3,990)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
(Gain) loss on disposal of asset	12	(594)
Depreciation and amortization	10,098	10,094
Deferred income taxes	(2,455)	(1,320)
Stock-based compensation	3,546	3,398
Interest expense from debt issuance costs and amortization of discount note payable	874	957
Write-off unamortized debt issuance costs	468	—
Changes in operating assets and liabilities:
Trade accounts receivable	7,656	1,254
Prepaid expenses and other current assets	55	515
Income tax receivable	(658)	3,837
Other assets	22	163
Accrued salaries and benefits	3,757	2,311
Accounts payable	152	1,138
Other current liabilities	(2,210)	(2,439)
Income taxes payable	(895)	—
Estimated liability for appeals	438	318
Net payable to client	(981)	2,579
Other liabilities	(230)	792
Net cash provided by operating activities	20,491	19,013
Cash flows from investing activities:
Proceeds from sale of property, equipment, and leasehold improvements	—	1,272
Purchase of property, equipment, and leasehold improvements	(5,529)	(5,635)
Net cash used in investing activities	(5,529)	(4,363)
Cash flows from financing activities:
Repayment of notes payable	(29,307)	(15,268)
Debt issuance costs paid	(800)	—
Restricted cash for repayment of notes payable	(7,507)	—
Taxes paid related to net share settlement of stock awards	(261)	(90)
Proceeds from exercise of stock options	333	26
Income tax benefit (shortfall) from employee stock options	103	(370)
Payment of purchase obligation	(427)	(969)
Net cash used in financing activities	(37,866)	(16,671)
Effect of foreign currency exchange rate changes on cash	24	—
Net decrease in cash and cash equivalents	(22,880)	(2,021)
Cash and cash equivalents at beginning of period	71,182	80,298
Cash and cash equivalents at end of period	$48,302	$78,277
Supplemental disclosures of cash flow information:
Cash paid (received) for income taxes	$3,976	$(3,242)
Cash paid for interest	$4,797	$5,846

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Adjusted Earnings Per Diluted Share:
Net income (loss)	$(715)	$(314)	$842	$(3,990)
Plus: Adjustment items per reconciliation of adjusted net income	1,492	1,097	4,798	6,570
Adjusted net income	777	783	5,640	2,580
Adjusted Earnings Per Diluted Share	$0.02	$0.02	$0.11	$0.05
Diluted avg shares outstanding (7)	50,866	50,083	50,401	50,050

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Adjusted EBITDA:
Net income (loss)	$(715)	$(314)	$842	$(3,990)
Provision for (benefit from) income taxes	(974)	858	62	(879)
Gain on sale of land (6)	—	(636)	—	(636)
Interest expense	1,863	2,137	6,136	6,800
Transaction expenses (1)	—	—	—	3,270
Restructuring and other expenses (4)	26	—	309	930
Depreciation and amortization	3,292	3,242	10,098	10,094
Stock-based compensation	1,206	1,231	3,546	3,398
Adjusted EBITDA	$4,698	$6,518	$20,993	$18,987

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Adjusted Net Income:
Net income (loss)	$(715)	$(314)	$842	$(3,990)
Gain on sale of land (6)	—	(636)	—	(636)
Transaction expenses (1)	—	—	—	3,270
Stock-based compensation	1,206	1,231	3,546	3,398
Amortization of intangibles (2)	931	943	2,800	3,081
Deferred financing amortization costs (3)	324	290	1,342	906
Restructuring and other expenses (4)	26	—	309	930
Tax adjustments (5)	(995)	(731)	(3,199)	(4,379)
Adjusted Net Income	$777	$783	$5,640	$2,580

(1) Represents direct and incremental costs associated with expenses incurred in 2015 for a potential acquisition and related financing.
(2) Represents amortization of capitalized expenses related to the acquisition of Performant by an affiliate of Parthenon Capital Partners in 2004, and also an acquisition in the first quarter of 2012 to enhance our analytics capabilities.
(3) Represents amortization of capitalized financing costs related to financing conducted in 2012 and costs related to the amendment of the terms of the note payable in 2014 and 2016.
(4) Represents restructuring costs and severance and termination expenses incurred in connection with termination of employees and consultants.
(5) Represents tax adjustments assuming a marginal tax rate of 40%.
(6) Represents gain on the sale of land in San Angelo, TX in 2015.
(7) While net income (loss) for the three and nine months ended September 30, 2015 reflects a net loss of $(314) and $(3,990), the computation of adjusted net income results in adjusted net income of $783 and $2,580, respectively. Therefore, the calculation of the adjusted earnings per diluted share for the three and nine months ended September 30, 2015 includes dilutive common share equivalents of 647 and 656 added to the basic weighted average shares of 49,436 and 49,394, respectively. Similarly, while net income (loss) for the three months ended September 30, 2016 reflects a net loss of $(715), the computation of adjusted net income results in adjusted net income of $777. Therefore, the calculation of the adjusted earnings per diluted share includes dilutive common share equivalents of 666 added to the basic weighted average shares of 50,200.

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)

We are providing the following preliminary estimates of our financial results for the year ended December 31, 2016:

	Nine Months Ended		Year Ended
	September 30, 2016	December 31, 2016	December 31, 2015	December 31, 2016
	Actual	Estimate	Actual	Estimate
Adjusted EBITDA:
Net income (loss)	$842	$ (4,194) to (2,638)	$(1,795)	$ (3,352) to (1,796)
Provision for (benefit from) income taxes	62	(1,019) to (575)	(386)	(957) to (513)
Gain on Sale of Land (6)	—	—	(636)	—
Interest expense	6,136	1,864 to 2,164	8,889	8,000 to 8,300
Transaction expenses (1)	—	—	3,270	—
Restructuring and other expenses (4)	309	—	1,079	309
Depreciation and amortization	10,098	3,202 to 3,702	13,368	13,300 to 13,800
Stock-based compensation	3,546	1,154 to 1,354	5,009	4,700 to 4,900
Adjusted EBITDA	$20,993	$ 1,007 to 4,007	$28,798	$ 22,000 to 25,000

(1) Represents direct and incremental costs associated with expenses incurred in 2015 for a potential acquisition and related financing.
(4) Represents restructuring costs and severance and termination expenses incurred in connection with termination of employees and consultants.
(6) Represents gain on the sale of land in San Angelo, TX in 2015.